CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in the registration statements (No. 333-260331), on Form S-8 of Momentus, Inc. of our audit report dated March 8, 2022 relating to the consolidated financial statements of Momentus Inc. as of December 31, 2021 and 2020 and the related consolidates statements of operations, stockholders' equity (deficit), and cash flows for each of the two years ended in December 31, 2021. ArmaninoLLP San Ramon, California March 8, 2022